UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

PATIENT SAFETY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09727	13-3419202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43460 Ridge Park Drive, Suite 140	92590
Temecula, California
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (951) 587-6201

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 11, 2008, William M. Adams, the Company’s Chief Executive Officer, was appointed to the Board of Directors of the Company (the "Board") to replace Arnold E. Spangler, who resigned from his position as a member of the Board and all committees of the Board effective June 11, 2008. Mr. Adams will not receive any additional compensation for his service on the Board.

Except for his compensation as an officer of the Company, since January 1, 2007 there has been no transaction or any currently proposed transaction, to which the Company was or is to be a party, in which Mr. Adams had or is to have a direct or indirect material interest. There are no family relationships between Mr. Adams and any of the Company’s directors, executive officers or persons nominated or charged by the Company to become directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patient Safety Technologies, Inc.

Date: June 16, 2008	By:	/s/ William B. Horne
Name:William B. Horne
Title: Chief Financial Officer